UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2026

TRANSGLOBAL MANAGEMENT GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54163	26-2091212
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

7901 4th Street North,, Suite 4887 St. Petersburg, Florida	33702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 351-3021

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Transglobal Management Group, Inc. (the “Company”) is filing this report so that the information it intends to discuss with holders of its outstanding convertible promissory notes (the “Notes”) is available to the public before those discussions begin. The Company does not intend to provide any holder with material nonpublic information in connection with these discussions.

Background

As previously reported in the Company’s Current Report on Form 8-K for an event dated October 2, 2026, Third Life World, LLC acquired the Company’s 200 outstanding shares of Series A Preferred Stock, which carry 80% of the Company’s voting power, under a Control Share Purchase Agreement dated October 2, 2026. In connection with that transaction, Third Life World, LLC agreed to contribute certain technology assets to the Company. The Company intends to restructure the Notes to support the development of those assets.’

Part A: Note Exchange Discussions

The Company intends to restructure the Notes only through separate, privately negotiated exchange agreements with individual holders. The Company is not making an offer to the holders of the Notes as a group, and it is not commencing a tender offer or exchange offer. The note exchange is a separate transaction from the private placement described in Part B, and neither is a condition of the other.

Process

The Company will conduct its discussions with holders as follows:

1.	Individual negotiation. The Company will contact each holder, or its designated representative, separately and will negotiate the terms of any exchange directly with that holder. Each holder may propose its own terms. The Company expects final terms to differ among holders based on, among other things, the size of the holder’s position, the issue date, maturity and default status of its Notes, the accrued interest and default amounts claimed, prior conversions and related warrants.
2.	No minimum participation. No exchange agreement with any holder will be conditioned on the participation of any other holder or on any minimum amount of Notes being exchanged. The Company may reach an agreement with one holder, several holders or none, and each agreement will close on its own terms and timing.
3.	No deadline or offer period. The Company has not set and will not set a deadline, expiration date or offer period for holders to respond. No holder is required to respond to the Company or to make any decision by any date.
4.	No public solicitation. Discussions will be limited to existing holders of the Notes, each of which has an existing financing relationship with the Company. The Company will not solicit holders of its common stock or any other security, will not issue press releases or conduct promotional or investor-relations activity about these discussions, and will not engage any information agent, dealer-manager, soliciting agent or finder. The Company’s officers will conduct the discussions and will receive no commission or other remuneration for doing so.
5.	Independent evaluation. The Company expects each holder to evaluate any proposed exchange with its own legal and financial advisors and to negotiate the terms it considers appropriate for its own position.
6.	No acceptance on the basis of this report. The Company will not accept any Note, election or indication of interest on the basis of this report. Any exchange will be documented only in a definitive exchange agreement signed by the Company and the individual holder.

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Indicative Exchange Terms

The Company intends to begin discussions with each holder from the indicative terms below. These terms are a starting point for negotiation, are not an offer, and are subject to change for any holder.

1.	Exchange. A holder’s Notes, including principal and accrued interest, would be exchanged for a new series of convertible preferred stock (the “Exchange Preferred”). Related warrants would be surrendered and canceled, and defaults under the exchanged Notes would be resolved. The holder would provide no consideration other than its Notes and related warrants. The Company expects the exchange to be exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). No commission or other remuneration will be paid for soliciting the exchange.
2.	Resale limitation. A holder would agree to limit sales of common stock received on conversion of the Exchange Preferred for 120 days after closing. The indicative terms permit sales representing up to 15% of the holder’s exchanged amount during that period. The Company may negotiate a different percentage with any holder based on that holder’s position.
3.	Conversion. The Exchange Preferred would convert into common stock at 75% of the average daily volume-weighted average price for the 10 trading days before conversion, subject to a 4.99% beneficial-ownership limit, which a holder may increase to 9.99% on 61 days’ notice.
4.	Conditions. The Company expects each exchange agreement to include customary conditions, including reconciliation of the holder’s outstanding balance and the continued control of the Company by Third Life World, LLC.

One holder of the Notes, Jacquie Angell, is a related party of Marc Angell, the Company’s Chief Executive Officer. The Company’s Board of Directors will approve any agreement with her.

Part B: Private Placement of New Money Preferred

Separately from the note exchange, the Company intends to raise new capital through a private placement of a different series of convertible preferred stock (the “New Money Preferred”). The private placement is a separate transaction with its own terms and documents.

1.	Independent of the exchange. A purchase of New Money Preferred is not a condition of any exchange, and an exchange is not a condition of any purchase. A holder of Notes may exchange its Notes, purchase New Money Preferred, do both or do neither. The terms of any holder’s exchange will not depend on whether that holder purchases New Money Preferred, and the purchase price will not be consideration for any exchange.
2.	Eligible purchasers. The Company will offer the New Money Preferred only to accredited investors with whom the Company has a pre-existing relationship, in reliance on Rule 506(b) of Regulation D. Those investors may include holders of the Notes and other existing investors of the Company.
3.	Indicative terms. The indicative minimum purchase is $30,000. The New Money Preferred would convert into common stock at 75% of the average daily volume-weighted average price for the 10 trading days before conversion, subject to a 4.99% beneficial-ownership limit, which a holder may increase to 9.99% on 61 days’ notice.
4.	Documentation. Each purchase will be documented in a separate subscription agreement. The Company will not accept funds on the basis of this report.
5.	Use of proceeds. The Company expects the private placement, together with any later financings, to raise up to $500,000. The Company will use those funds to develop the Third Life World technology and assets contributed to the Company and for general corporate purposes.

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General

No transaction will be binding until the Company and the other party sign a definitive agreement, and there is no assurance that any transaction will be completed. Nothing in this report amends, waives or modifies any Note, warrant or other agreement.

The information in this Item 7.01 is furnished and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

No Offer; Not a Tender Offer

This report is for informational purposes only and is made in reliance on Rule 135c under the Securities Act. It is not an offer to sell or purchase, or a solicitation of an offer to sell or purchase, any security. It does not commence, and is not, a tender offer or exchange offer. The Company has no present intention to make a tender offer or exchange offer for the Notes or any other security. If the Company later decides to make one, it will do so only through offer materials filed with the Securities and Exchange Commission as required by the tender offer rules.

The Exchange Preferred and the New Money Preferred have not been and will not be registered under the Securities Act or any state securities law, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Forward-Looking Statements

This report contains forward-looking statements, including statements about the Company’s discussions with holders of the Notes, the terms of any note exchange, the private placement and the use of its proceeds, and the development of the Third Life World technology and assets. These statements are subject to risks and uncertainties, including whether any holder agrees to an exchange, the terms the Company negotiates with each holder, the Company’s ability to raise new capital in the private placement, and the Company’s ability to develop the Third Life World technology and assets. Actual results may differ materially. The Company undertakes no obligation to update these statements, except as required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSGLOBAL MANAGEMENT GROUP, INC.

Date: November 5, 2026	By:	/s/ Marc Angell
Marc Angell
Chief Executive Officer

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